UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2014
FORUM ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
920 Memorial City Way, Suite 1000
Houston, Texas 77024
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (281) 949-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On October 2, 2013 and November 22, 2013, Forum Energy Technologies, Inc. (the “Company”) issued, in a private placement, $400 million aggregate principal amount of 6.250% senior notes due 2021 (the “Notes”). The Notes are guaranteed, jointly and severally, by certain of the Company's 100% owned, direct and indirect, domestic subsidiaries. In connection with the issuance of the Notes, the Company agreed to file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the Notes for registered notes having substantially the same terms as the Notes. In anticipation of the Company's filing of the exchange offer registration statement, the Company hereby amends and restates Item 8. Financial Statements and Supplementary Data contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 to reflect guarantor and non-guarantor financial information.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.		Exhibit Title or Description

23.1*	—	Consent of PricewaterhouseCoopers LLP.

99.1*	—	Amended and Restated Part II - Item 8. Financial Statements and Supplementary Data from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

101.INS*	—	XBRL Instance Document.

101.SCH*	—	XBRL Taxonomy Extension Schema Document.

101.CAL*	—	XBRL Taxonomy Extension Calculation Linkbase Document.

101.LAB*	—	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE*	—	XBRL Taxonomy Extension Presentation Linkbase Document.

101.DEF*	—	XBRL Taxonomy Extension Definition Linkbase Document.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FORUM ENERGY TECHNOLOGIES, INC.

Date: August 1, 2014	By:	/s/ James W. Harris
James W. Harris
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.		Exhibit Title or Description

23.1*	—	Consent of PricewaterhouseCoopers LLP.

99.1*	—	Amended and Restated Part II - Item 8. Financial Statements and Supplementary Data from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

101.INS*	—	XBRL Instance Document.

101.SCH*	—	XBRL Taxonomy Extension Schema Document.

101.CAL*	—	XBRL Taxonomy Extension Calculation Linkbase Document.

101.LAB*	—	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE*	—	XBRL Taxonomy Extension Presentation Linkbase Document.

* Filed herewith.